UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 2, 2023

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24939
(Commission File Number)

95-4703316
(IRS Employer Identification No.)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

(626) 768-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EWBC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Certain Officers

As part of a planned executive succession process, East West Bancorp, Inc. (the “Company”) announced on October 2, 2023 that Christopher Del Moral-Niles is joining the Company to serve as Executive Vice President and Chief Financial Officer of the Company and East West Bank (the “Bank”), effective as of October 2, 2023. Irene H. Oh, who previously served as the Chief Financial Officer of the Company and the Bank, assumes the role of Chief Risk Officer of the Company and the Bank, effective as of October 2, 2023. Ms. Oh will continue to serve as a member of the executive leadership team of both the Company and the Bank.

Mr. Del Moral-Niles, age 52, previously served as the Chief Financial Officer for Associated Banc-Corp from 2012 to 2022 and as Executive Vice President and Treasurer from 2010 to 2012. Mr. Del Moral-Niles previously served as President of First American Trust, FSB from 2009 to 2010 and as Corporate Vice President and Treasurer of The First American Corporation from 2006 to 2009. Before that, he served as a Senior Vice President and Director of Liability Management for Union Bank. Earlier in his career, Mr. Del Moral-Niles worked as an investment banker at both Merrill Lynch and Lehman Brothers.

Mr. Del Moral-Niles will be paid an annual base salary of $600,000 and will be eligible to receive bonus and equity incentives under the Company’s incentive plans. In addition, Mr. Del Moral-Niles will be awarded a one-time signing bonus of $200,000 and $500,000 in time-based restricted stock units pursuant to the Company’s equity incentive plan. Mr. Del Moral-Niles also will be eligible to participate in the Company’s benefit programs as may be offered from time to time to other similarly situated employees.

There are no arrangements or understandings between Ms. Oh or Mr. Del Moral-Niles and any other person pursuant to which they were selected as an officer, except as disclosed herein, and neither Ms. Oh nor Mr. Del Moral-Niles is a party to any transaction or arrangement that would be subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointments of Ms. Oh as Chief Risk Officer and Mr. Del Moral-Niles as Executive Vice President and Chief Financial Officer is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press Release, October 2, 2023, issued by East West Bancorp, Inc.
104	Cover Page Interactive Data (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2023
EAST WEST BANCORP, INC.

	By:	/s/ Irene H. Oh
Irene H. Oh
Executive Vice President and Chief Risk Officer